Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is entered into effective October 26, 2018, and between Mina Mar Group (MMG) ("Seller") and iMASK Vision Corp, ("Purchaser"). Purchaser and Seller may collectively be referred to as the "Parties."

WHEREAS, Seller is the record owner and holder of 4,000,000 Series E Preferred Shares of the capital stock of Wearable Health Solutions Inc. (the “Company”), a Nevada Corporation; and

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Purchaser will purchase from Seller shares of capital stock of the Company.

NOW, THEREFORE, in consideration for the promises set forth in this Agreement, the Parties agree as follows:

1.	PURCHASE AND SALE: Subject to the terms and conditions set forth in this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and convey to the Purchaser 4,000,000 Series E Preferred Shares of the Company (the "Stock").

2.	PURCHASE PRICE: The aggregate purchase price of the Stock shall be Ninety Five Thousand dollars ($95,000.00) (the "Purchase Price"), to be paid to the Seller in cash at the closing.

3.	PAYMENTS: Seller will pay all consultants at closing

4.	CLOSING: The closing contemplated by this Agreement for the transfer of the Stock and the payment of the Purchase Prices shall take place on or before October 31st 2018 (the "Closing"). The certificates representing the Stock shall be duly endorsed for transfer or accompanied by an appropriate stock transfer.

5.	REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby warrants and represents that:

(a)	Restrictions on Stock. The seller is not a party to any agreements that create rights or obligations in the Stock relating to any third party including voting or stockholder agreements. The Seller is the lawful owner of the Stock, free and clear of any encumbrances, security interests or liens of any kind and has full power and authority to sell and transfer the stock as contemplated in this Agreement.

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(b)	Organization and Standing. To the Seller's knowledge, the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and operate its property and assets and to carry on its business as presently conducted.

6.	SEVERABILITY: If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

7.	BINDING EFFECT: The covenants and conditions contained in this Agreement shall apply to and bind the parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

8.	BROKER'S FEES: The Parties represent that there has been no act in connection with the transactions contemplated in this Agreement that would give rise to a valid claim against either party for a broker's fee, finder's fee or other similar payment.

9.	ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both the Seller and Purchaser.

10.	GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11.	WAIVER: The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

PURCHASER:	SELLER:

/s/ Signature Illegible	/s/ Signature Illegible
President

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